EXHIBIT 2.2


                                    EXHIBIT A

                                 PLAN OF MERGER

Pursuant to N.R.S. Chapter. 92A, as of May 1, 2003, Listo, Inc., a Nevada corporation (the "Disappearing Corporation") and GBO Corporation, a Nevada Corporation (the "Surviving Corporation") adopted a Plan of Merger as set forth below:

1. On the Effective Date set forth in the Articles of Merger, the Disappearing Corporation shall be merged into the Surviving Corporation and the Disappearing Corporation's separate existence shall cease. The Surviving Corporation shall continue its corporate existence under the laws of the State of Nevada and shall continue to operate under the same name, and the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as private nature, of each of the parties to the merger; and all property, real, personal or mixed, and all debts due on whatever account, including subscriptions for shares, and all other choses in action, and all and every other interest of or belongs to or due to each of the parties to the merger shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either party to the merger shall not revert or be in any way impaired by reason of such merger; and Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each party to the merger, and any claim existing or action or proceeding pending by or against either corporation may be prosecuted as if such merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either party shall be impaired by the merger.

2. On or before the Effective Date, the Articles of Merger shall be filed with the Nevada Secretary of State, in the form and manner required by the Nevada Revised Statutes.

3. After the Effective Date, the parties shall give effect to the merger as though the merger had taken place on the Effective Date, to the extent permitted by law and not inconsistent with the specific terms of the plan of merger.

4. The Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law

5. The Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

6. Upon the Effective Date, William D. O'Neal shall resign as director, and the directors of the Disappearing Corporation immediately prior to the Effective Date shall serve as the directors of the Surviving Corporation; to serve until the next annual meeting of the shareholders of the Surviving Corporation. Upon the Effective Date, William D. O'Neal shall resign as an officer of the Surviving Corporation, and the officers of the Disappearing Corporation immediately prior to the Effective Date shall be the officers of the Surviving Corporation immediately after the Effective Date.

7. The manner of converting or exchanging the shares of each of the parties to the merger shall be as follows:

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     (a)  Each  share of the  Surviving  Corporation  common  stock  issued  and outstanding at the Effective Date shall by virtue of the merger, without any action on the part of the holder thereof, shall remain one share of common stock of the Surviving Corporation.

     (b) Each share of the Disappearing Corporation common stock issued and outstanding at the Effective Date shall by virtue of the merger, without action on the part of the holder thereof. be cancelled and automatically converted into one share of common stock of the Surviving Corporation.

     (c) William O'Neal shall return 9,560,000 shares of the common stock of the Surviving Corporation to the Surviving Corporation for cancellation.

8. This Plan of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9. This Plan of Merger shall be construed and interpreted in accordance with the laws of the State of Nevada.


     IN WITNESS WHEREOF, this Plan of Merger has been executed by the duly authorized officers of Listo, Inc. and GBO Corporation as of the 15th day of May, 2003, pursuant to the authority of the shareholders of both corporations.


                                                  "SURVIVING CORPORATION"

                                                  GBO CORPORATION,
                                                  a Nevada corporation


                                                  By:/s/ William D. O'Neal
                                                  ------------------------------
                                                         William D. O'Neal

                                                         Its: President


                                                  "DISAPPEARING CORPORATION"


                                                  LISTO, INC.,
                                                  a Nevada corporation


                                                  By:/s/ Robert Smart
                                                  ------------------------------
                                                         Robert Smart

                                                         Its: President


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